UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2022

NEXGEL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-41173	26-4042544
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2150 Cabot Boulevard West, Suite B Langhorne, Pennsylvania	19067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 702-8550

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NXGL	The Nasdaq Capital Market LLC
Warrants to Purchase Common Stock	NXGLW	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

On September 2, 2022, NexGel, Inc. (the “Company”) repaid in full with aggregate cash payments of $1,478,400 all of the Company’s outstanding principal and accrued but unpaid interest under those certain 12% senior secured convertible promissory notes issued to various accredited investors on September 2, 2021 (the “September 2 Notes”). The Company did not incur any penalty with respect to the repayment of the September 2 Notes and the repayment extinguished the September 2 Notes in their entirety. The Company no longer has any type of convertible promissory note currently outstanding.

A description of the material terms of the September 2 Notes was contained in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on September 8, 2021 (the “September 2 Notes Form 8-K”). As previously reported, the Company prepaid one of the September 2 Notes in the principal amount of $300,000 on January 25, 2022. The foregoing summary of the September 2 Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to the form of September 2 Notes, which was filed as Exhibit 4.1 to the September 2 Notes Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2022

NEXGEL, INC.

	By:	/s/ Adam Levy
Adam Levy
Chief Executive Officer